       Heller Financial Reports 18 Percent Increase in 1998 Third Quarter
               Net Income On Continued Strong New Business Volume
                          and Excellent Credit Quality

(Chicago, IL, October 20, 1998) -- Heller Financial, Inc. (NYSE: HF) today reported net income of $47 million for the third quarter of 1998, an increase of 18 percent over third quarter 1997. For the nine months ended September 30, 1998, Heller's net income was a record $146 million, an increase of 19 percent over the prior year period. The earnings growth for the third quarter and first nine months of the year was driven by continued strong new business volume and continued excellent performance in the credit quality of the Company's portfolio.

     Net income applicable to common stock was $42 million for the quarter and $131 million for the year. Pro forma diluted earnings per share, adjusted for the impact of Heller's May 1, 1998 initial public offering of common stock, were $.47 for the quarter and $1.45 for the nine months, 18 percent and 16 percent increases over the prior year periods.

     Heller's new business volume remained strong, totaling $2.0 billion for the third quarter and a record $5.7 billion year to date, increases of 35 percent and 42 percent respectively. New business growth was strongest in Corporate Finance, Real Estate, Small Business Lending, and Heller's vendor leasing business. As of September 30, Heller's total lending assets and investments had grown 18 percent since the end of 1997 to $14.1 billion.

     Factoring volume increased 20 percent for the quarter over the prior year period, due to the strong performance of Factofrance, whose factoring volume increased 39 percent compared to the third quarter of 1997. Year to date, Heller's U.S. factoring volume increased ten percent over the prior year period. Including the impact of the consolidation of Factofrance for nine months in 1998 vs. six months in 1997, factoring volume was up 47 percent.

     Operating revenues for the third quarter were $196 million, up two percent from the prior year. Year to date, operating revenues were $576 million, an eight percent increase over the same period in 1997. Growth in operating revenues was driven primarily by increases in net interest income, fees and other income, and factoring commissions. Net interest income for the third quarter increased five percent over the third quarter of 1997, and increased three percent year to date over the prior year period, largely as a result of growth in Heller's lending assets.

     Credit quality of Heller's portfolio remained excellent across all lines of business. Net writedowns for the first nine months of 1998 totaled only $11 million or 0.1 percent of average lending assets, compared to $90 million or 1.3 percent for the same period in 1997. During the quarter, Heller recognized recoveries totaling $33 million, $20 million of which related to a pre-1990 account, resulting in net recoveries of $5 million for the third quarter, compared to net write-offs of $41 million for the third quarter of 1997. During the quarter, Heller increased its loan loss reserves due to growth in its receivables, and the Company believes that its reserves are adequate to address any impact related to a possible securitization of its Real Estate CMBS portfolio. Heller's nonearning assets remained at 1.3 percent of total lending assets, the lowest level in ten years. The Company's loan loss reserve was 2.4 percent of receivables and 199 percent of nonearning receivables.

     Operating expenses for the third quarter increased only seven percent over the third quarter of 1997. Year to date, excluding the impact of the Factofrance consolidation, operating expenses were up 11 percent over the prior year period. These increases are primarily due to investment in lower-risk businesses, information technology expenses including year 2000 compliance, and investment in Heller's national brand building marketing campaign.

     "I'm delighted with Heller's outstanding performance during the third quarter and year to date," said Chairman and Chief Executive Officer Richard J. Almeida. "We remain focused on maintaining our disciplined credit standards while providing high-value financing to our clients, and we are committed to delivering strong earnings growth and improving returns to our shareholders."

     Heller Financial, Inc., a worldwide commercial financial services organization, is listed as "HF" on the New York and Chicago Stock Exchanges. Heller provides U.S.-based clients with equipment financing and leasing, factoring and working capital loans, asset based financing, cash flow financing, real estate financing, small business lending, and project financing. The Company also operates through joint ventures and subsidiaries located in 20 countries in Europe, Asia/Pacific, and Latin America. These companies specialize in factoring, asset based financing, acquisition financing, leasing, vendor financing, and trade finance. On May 1, 1998, Heller successfully completed an initial public offering of 38.5 million shares of Class A Common Stock, representing approximately 42 percent of the Company's shares.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)


                                       ASSETS
                                                        September 30,   December 31,
                                                            1998            1997
                                                        -------------   ------------
                                                         (unaudited)
Cash and cash equivalents ...........................      $   486        $   821
Receivables .........................................       12,789         10,722

Less: Allowance for losses of receivables ...........          312            261
                                                           -------        -------
        Net receivables .............................       12,477         10,461

Investments .........................................        1,096            994
Investments in international joint ventures .........          228            198
Other assets ........................................          485            387
                                                           -------        -------
        Total assets ................................      $14,772        $12,861
                                                           =======        =======

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Senior debt
    Commercial paper and short-term borrowings ......      $ 3,847        $ 3,432
    Notes and debentures ............................        7,192          6,004
                                                           -------        -------
        Total senior debt ...........................       11,039          9,436

Credit balances of factoring clients ................        1,383          1,255
Other payables and accruals .........................          551            405
                                                           -------        -------
        Total liabilities ...........................       12,973         11,096

Minority interest ...................................            8             87

Stockholders' equity
    Preferred stock .................................          275            275

Common stockholders' equity .........................        1,516          1,403
                                                           -------        -------
        Total stockholders' equity ..................        1,791          1,678
                                                           -------        -------
        Total liabilities and stockholders' equity ..      $14,772        $12,861
                                                           =======        =======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (in millions, except per share information)

                                                         Three Months Ended     Nine Months Ended
                                                            September 30,         September 30,
                                                            -------------         -------------
                                                            1998     1997         1998     1997
                                                            ----     ----         ----     ----
                                                             (unaudited)           (unaudited)

Interest income.....................................        $ 270    $ 233       $ 776    $ 679

Interest expense....................................          161      129         463      376
                                                            -----    -----       -----    -----

  Net interest income...............................          109      104         313      303

Fees and other income...............................           48       53         151      132

Factoring commissions...............................           31       28          90       71

Income of international joint ventures..............            8        8          22       27
                                                            -----    -----       -----    -----

  Operating revenues................................          196      193         576      533

Operating expenses..................................           97       91         290      243

Provision for losses................................           27       48          59      104
                                                            -----    -----       -----    -----

  Income before income taxes and minority interest..           72       54         227      186

Income tax provision................................           25       12          78       57

Minority interest...................................            -        2           3        6
                                                            -----    -----       -----    -----

  Net income........................................        $  47    $  40       $ 146    $ 123
                                                            =====    =====       =====    =====

  Dividends on preferred stock......................        $   5    $   4       $  15    $  10
                                                            =====    =====       =====    =====

  Net income applicable to common stock.............        $  42    $  36       $ 131    $ 113
                                                            =====    =====       =====    =====

  Basic and diluted net income applicable
     to common stock per share......................        $ .47    $ .71       $1.80    $2.21
                                                            =====    =====       =====    =====

  Pro forma basic net income
     applicable to common stock per share (1).......        $ .47    $ .40       $1.46    $1.26
                                                            =====    =====       =====    =====

  Pro forma diluted net income
     applicable to common stock per share (2).......        $ .47    $ .40       $1.45    $1.25
                                                            =====    =====       =====    =====

(1) Based on 89,743,781 and 89,701,766 weighted average shares of common stock outstanding for the three and nine months ended September 30, 1998, respectively.
(2) Based on 90,070,775 and 90,088,373 weighted average shares of common stock outstanding for the three and nine months ended September 30, 1998, respectively, which include the effect of 1,235,750 stock options issued to management of the Company.

                       HELLER FINANCIAL, INC. AND SUBSIDIARIES
                               SELECTED FINANCIAL DATA
                                     (unaudited)

SELECTED DATA AND RATIOS                                      For the Three Months    For the Nine Months
(dollars in millions)                                          Ended September 30,    Ended September 30,
                                                              --------------------    -------------------
                                                                1998        1997        1998       1997
Profitability:
--------------
Pro forma net income applicable to common stock per share:
    Basic (1)                                                  $0.47       $0.40       $1.46      $1.26
    Diluted (2)                                                $0.47       $0.40       $1.45      $1.25

Net income applicable to common stock per share (actual):
    Basic                                                      $0.47       $0.71       $1.80      $2.21
    Diluted                                                    $0.47       $0.71       $1.80      $2.21

Return on average common stockholder's equity (3)               10.9%       10.4%       12.9%      11.1%

Return on AFE (4)                                                1.5%        1.5%        1.7%       1.7%

Net interest income as a percentage of AFE (4)                   3.5%        4.1%        3.6%       4.1%

Non-interest operating revenues as a percentage of AFE (4)       2.9%        3.4%        3.0%       3.1%

Total operating revenues as a percentage of AFE (4)              6.4%        7.5%        6.6%       7.2%

Operating expenses as a percentage of AFE (4)                    3.1%        3.5%        3.3%       3.3%

Operating expenses to operating revenues                        49.5%       47.2%       50.3%      45.6%

Operating expenses to AMA (5)                                    2.9%        3.3%        3.0%       3.1%

Gross writedowns                                               $  28       $  44       $  70      $ 103

Gross recoveries                                                  33           3          59         13


                                              September 30,          December 31,              September 30,
                                                  1998                   1997                      1997
                                                  ----                   ----                      ----
Credit Quality:
---------------
Ratio of earning loans delinquent 60
 days or more to receivables                       1.5%                  1.4%                       1.7%

Ratio of total nonearning assets to
 total lending assets                              1.3%                  1.4%                       2.3%

Ratio of net writedowns to average
 lending assets (annualized)                       0.1%                  1.5%                       1.3%

Ratio of allowance for losses of
 receivables to receivables                        2.4%                  2.4%                       2.5%

Ratio of allowance for losses of
 receivables to nonearning
 receivables                                       199%                  185%                       122%

                                              September 30,          December 31,              September 30,
                                                  1998                   1997                      1997
                                                  ----                   ----                      ----
Leverage:
---------
Ratio of debt (net of short-term
 investments) to total stockholder's
 equity                                            6.0x                    5.2x                     5.1x

Ratio of commercial paper and
 short-term borrowings to total debt                35%                      36%                      46%


Other:  (dollars in millions)
------
Total lending assets and investments           $14,118                  $11,928                  $11,501

Total common stockholder's equity                1,516                    1,403                    1,389

Funds employed (4)                              12,735                   10,673                   10,381

Average funds employed (4)                      11,623                   10,081                    9,883

Managed assets (5)                              13,594                   11,800                   11,092

Average managed assets (5)                      12,739                   10,687                   10,457

(1) Based on 89,743,781 and 89,701,766 weighted average shares of common stock outstanding for the three and nine months ended September 30, 1998, respectively.
(2) Based on 90,070,775 and 90,088,373 weighted average shares of common stock outstanding for the three and nine months ended September 30, 1998, respectively, which includes the effect of 1,235,750 stock options issued to management of the Company.
(3) Return on average common stockholders' equity is computed as net income less preferred stock dividends paid, divided by average total common stockholders' equity.
(4) Funds employed include lending assets and investments, less credit balances of factoring clients.
(5) Total managed assets include funds employed, plus receivables previously securitized or sold and currently managed by the Company. At September 30, 1998, managed assets includes approximately $140 million from the 1997 equipment securitization in which the Company has not retained any credit risk, $390 million of loans which are fully guaranteed by the U.S. Government through a Small Business Administration Program and $237 million from the sale of factored accounts receivable.

LENDING ASSETS AND INVESTMENTS

                                       September 30,          June 30,           December 31,         September 30,
BY BUSINESS GROUP                          1998                 1998                 1997                 1997
(dollars in millions)                      ----                 ----                 ----                 ----
Asset Based Finance
       Equipment Finance and
        Leasing                                $ 1,459              $ 1,453              $ 1,316              $ 1,187
       Sales Finance                             1,324                1,366                1,228                1,075
       Business Credit                           1,027                1,063                1,025                1,080
       Small Business Lending                      866                  760                  766                  677
       Current Asset Management                    877                  510                  391                  965
                                           -----------          -----------          -----------          -----------
   Total Asset Based                           $ 5,553              $ 5,152              $ 4,726              $ 4,984
                                           -----------          -----------          -----------          -----------

Corporate Finance                              $ 2,889              $ 2,625              $ 2,010              $ 2,060
Real Estate Finance                              2,565                1,893                2,093                1,573
International Group                              2,532                2,437                2,361                2,009
Project Finance                                    128                  151                  144                  150
Pre-1990 Portfolio                                 295                  398                  492                  663
Other                                              156                  124                  102                   62
                                           -----------          -----------          -----------          -----------
Total lending assets and
 investments                                   $14,118              $12,780              $11,928              $11,501
                                           ===========          ===========          ===========          ===========


FEES AND OTHER INCOME
(dollars in millions)                         For the Three Months                      For the Nine Months
                                              Ended September 30,                       Ended September 30,
                                              -------------------                       -------------------
                                           1998                 1997                 1998                 1997
                                           ----                 ----                 ----                 ----

Factoring commissions                            $  31                $  28                $  90                $  71
Income of international
 joint ventures                                      8                    8                   22                   27
Fees and other income:
   Fee income and other                             33                   25                   98                   73
   Net investment gains                             15                   26                   38                   33
 Securitization income                               -                    2                   15                   26
                                           -----------          -----------          -----------          -----------
     Total fees and other income                 $  48                $  53                $ 151                $ 132
                                           ===========          ===========          ===========          ===========
  Total non-interest income                      $  87                $  89                $ 263                $ 230
                                           ===========          ===========          ===========          ===========